UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2006

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Change in Compensation

On September 21, 2006, the Compensation Committee of the Board of Directors of Optical Sensors Incorporated, d.b.a. väsamed (the “Company”), increased each of the following named executive officer’s compensation to the amounts provided below effective as of September 1, 2006.

Name of Executive Officer:	Annual Compensation
Paulita L. LaPlante President and Chief Executive Officer	$200,000
Kent R. Winger Vice President of Operations	$128,160

On May 24, 2006, the Compensation Committee of the Board of Directors of the Company approved a potential increase to the base salary of Paulita L. LaPlante, the Company’s President and Chief Executive Officer, from $180,000 to $200,000 retroactively effective to January 1, 2006, subject to the Company selling at least 130 SensiLase units in Japan in fiscal 2006. On September 21, 2006, the Compensation Committee modified its prior action by making such salary increase potentially retroactive for the period from January 1, 2006 to August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: September 27, 2006	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer